Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in Amendment No. 1 to the Registration Statement (No. 333-174583) on Form S-1 of Myriant Corporation and Subsidiaries of our report dated May 27, 2011, relating to our audits of the consolidated financial statements, appearing in the Prospectus, which is part of this Registration Statement.
We also consent to the reference to our firm under the caption “Experts” and “Selected Financial Data” in such Prospectus.

/s/ McGladrey & Pullen, LLP
Boston, Massachusetts
June 27, 2011